Exhibit (10)(B)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4 of (1) our report dated April 20, 2007, relating to the statutory financial statements of TIAA-CREF Life Insurance Company and (2) our report dated April 27, 2007, relating to the financial statements of TIAA-CREF Life Separate Account VA-1, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
October 29, 2007